UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 15, 2014

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
In connection with the commencement of a “continuous equity offering” under which Spirit Realty Capital, Inc. (the “Company”) may sell up to an aggregate of $350 million of its common stock (the “Shares”) from time to time in “at the market” offerings (the “Offering”), on April 15, 2014, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.
The Offering will occur pursuant to an equity distribution agreement (the “Agreement”) entered into by the Company and Spirit Realty, L.P. with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as sales agents for the offer and sale of the Shares (each individually, a “Sales Agent”, and together, the “Sales Agents”).  The Agreement provides that a Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of any of the Shares sold through it as Sales Agent.  Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Offering of the Shares pursuant to the Agreement will terminate upon the earlier of (1) the sale of Shares subject to the Agreement having an aggregate gross sales price of $350 million and (2) the termination of the Agreement by the Company or by the Sales Agents. In addition, the Company or any of the Sales Agents may at any time suspend the offering or terminate the Agreement pursuant to the terms of the Agreement.
The Shares will be issued pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-192237), which was filed with the SEC, and became effective on, November 8, 2013. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Exhibit

1.1	Equity Distribution Agreement dated April 15, 2014.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (contained in opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer
Date: April 15, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement dated April 15, 2014.
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (contained in opinion filed as Exhibit 5.1 hereto).